Exhibit 99.1

UBIQUITI NETWORKS REPORTS THIRD QUARTER FISCAL 2018 FINANCIAL RESULTS
~Revenues of $250.4 million~
~GAAP and Non-GAAP EPS of $1.32 and $0.98, respectively~
~Repatriated $677 million in Cash from Foreign Subsidiaries~

New York, NY - May 10, 2018 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti" or the "Company”) today announced results for the third fiscal quarter of 2018, ended March 31, 2018.

Third Quarter Fiscal 2018 Financial Highlights

•	Revenues of $250.4 million, increasing 14.7% year-over-year

•	Repurchased 4,389,195 shares of common stock through May 7, 2018, at an average price of $66.53 per share

•	Initiated a new $200 million stock repurchase program, as disclosed in the Form 8-K filed on May 10, 2018

•	Repatriated $677.2 million in cash from foreign subsidiaries to U.S. banks

•	Entered into a new credit facility, providing for a $500 million term loan and $400 million revolving credit facility, as disclosed in the Form 8-K filed on January 23, 2018

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q18	F2Q18	F3Q17
Revenues	250.4	250.8	218.4
Service Provider Technology	100.9	119.9	104.7
Enterprise Technology	149.5	131.0	113.6
Gross profit	114.5	96.9	99.1
Gross Profit (%)	45.7%	38.6%	45.4%
Total Operating Expenses	29.6	30.8	25.7
Income from Operations	84.9	66.1	73.4
GAAP Net Income/(Loss)	102.7	(51.5)	64.4
GAAP EPS (diluted)	1.32	(0.66)	0.77
Non-GAAP Net Income	76.0	59.6	64.6
Non-GAAP EPS (diluted)	0.98	0.76	0.78

Gross Margins
During this quarter, GAAP gross profit was $114.5 million. GAAP gross margin of 45.7% increased versus the prior year gross margin of 45.4%. Third quarter fiscal 2018 GAAP gross margin sequential increase was driven by the $18.6 million taken in provisions for obsolete inventory, vendor deposits and loss on purchase commitments during the second quarter fiscal 2018.

Balance Sheet Highlights
Cash. Total cash and cash equivalents as of March 31, 2018 were $690.8 million, compared with $604.2 million as of June 30, 2017. As of March 31, 2018, the Company held $128.6 million of cash and cash equivalents in accounts of the Company’s subsidiaries outside of the United States. Cash and cash equivalents, less debt (net cash) of $199.9 million decreased $156.2 million sequentially. The sequential decrease in net cash during the third quarter of fiscal 2018 was primarily driven by the repurchase of common stock and was partially offset by operating earnings. Note that $22.0 million in share repurchases made during the third quarter fiscal 2018 were settled during the fourth quarter fiscal 2018.

The Company repatriated $677.2 million in cash from its foreign subsidiaries to U.S. banks, providing liquidity for the Company's share repurchase program.

Borrowing Availability. On January 17, 2018, the Company entered into an amended and restated credit agreement. The agreement provides credit facilities of $900 million, consisting of a $500 million term loan which was entirely drawn at closing and a $400 million revolving credit facility, which remains undrawn as of March 31, 2018.

DSOs. Third quarter fiscal 2018 days sales outstanding in accounts receivable ("DSO") were 57 days, compared with 58 days in the prior quarter, and 52 days in the third quarter of fiscal 2017.

Inventory. Inventory at the end of the quarter decreased $6.1 million to $92.8 million. Inventory weeks on hand decreased slightly on a sequential basis to 9.1 weeks in the current quarter versus 9.4 weeks the prior quarter.

Business Outlook
Based on recent business trends, the Company believes that it is on track to achieve the low-end of the revenue and non-GAAP diluted earnings-per-share guidance previously provided for the full fiscal year ending June 30, 2018 and has no update to previously provided long-term guidance.

Conference Call Information
Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 11:00 a.m. Eastern Time today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/financial/quarterly-results. To listen to the Q&A call via telephone, dial 1-800-239-9838 (U.S. toll-free) or 1-323-794-2551 (International). Participants should dial in at least 10 minutes prior to the start of the call.

Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com. A recording of the Q&A call will be available for replay at http://ir.ubnt.com.

About Ubiquiti Networks
Ubiquiti Networks, Inc. currently focuses on 3 main technologies: high-capacity distributed Internet access, unified information technology, and next-gen consumer electronics for home and personal use. The majority of the company’s resources consist of entrepreneurial and de-centralized R&D teams. Ubiquiti does not employ a traditional direct sales force, but instead drives brand awareness largely through the company’s user community where customers can interface directly with R&D, marketing, and support. With over 70 million devices shipped in over 200 countries and territories in the world, Ubiquiti aims to connect everyone to everything, everywhere. Ubiquiti was founded by former Apple engineer Robert Pera in 2005. More insight about the company management can be found at www.rjpblog.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, airFiber, mFi, EdgeMAX, UniFi, AmpliFi and UFiber are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact
Laura Kiernan
SVP, Investor Relations
Ubiquiti Networks, Inc.
laura.kiernan@ubnt.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations for financial results for the fourth fiscal quarter of 2018 and full fiscal year 2018, and statements regarding expectations related to the repatriation of foreign earnings under recent federal tax reform, expected impact of taxes on our liquidity and results of operations, our cash position, expenses, DSO, number of distributors and resellers, shipments, the roll-out of our consumer retail channel, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's fourth fiscal quarter of 2018 and full fiscal year 2018, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2017, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues	$250,404	$218,359	$747,083	$636,652
Cost of revenues	135,928	119,273	424,052	344,123
Gross profit	114,476	99,086	323,031	292,529
Operating expenses:
Research and development	17,420	16,603	54,816	47,480
Sales, general and administrative	12,186	9,074	30,203	26,938
Total operating expenses	29,606	25,677	85,019	74,418
Income from operations	84,870	73,409	238,012	218,111
Interest expense and other, net	(4,681)	(1,038)	(8,534)	(3,307)
Income before income taxes	80,189	72,371	229,478	214,804
Income tax expense (benefit)	(22,550)	7,939	103,274	17,976
Net income and comprehensive income	$102,739	$64,432	$126,204	$196,828
Net income per share of common stock:
Basic	$1.34	$0.79	$1.61	$2.40
Diluted	$1.32	$0.77	$1.58	$2.35
Weighted average shares used in computing net income per share of common stock:
Basic	76,782	81,652	78,200	81,879
Diluted	77,953	83,317	79,661	83,694

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended				Nine Months Ended March 31,
	March 31, 2018	December 31, 2017		March 31, 2017	2018		2017
Net Income/(Loss) and Comprehensive Income/(Loss)	$102,739	$(51,459)		$64,432	$126,204		$196,828
Stock-based compensation:
Cost of revenues	39	40		39	324		213
Research and development	527	370		421	1,353		1,362
Sales, general and administrative	166	370		141	747		519
Net Tax Benefits related to Equity Awards Exercises and Vesting	(27,419)	(194)		(179)	(28,188)		(7,859)
Tax Reform Transition Tax	—	110,708	[1]	—	112,798	[1]	—
SEC Related matters	317	—		—	317		—
Tax effect of Non-GAAP adjustments	(325)	(242)		(240)	(932)		(837)
Non-GAAP net income	$76,044	$59,593		$64,614	$212,623		$190,226
Non-GAAP diluted EPS	$0.98	$0.76		$0.78	$2.68		$2.29

Shares outstanding (Diluted)	77,953	79,235		83,317	79,661		83,694
Share adjustment (ASU 2016-09 Adoption)	(346)	(471)		(635)	(433)		(689)
Weighted-average shares used in Non-GAAP diluted EPS	77,607	78,764		82,682	79,228		83,005

About our Non-GAAP Net Income and Adjustments
1 Both periods reflect a provisional estimate of the mandatory repatriation tax expense of $110.7 million and $2.3 million of tax expense related to the remeasurement of deferred taxes at the lower tax rate.  Included in the Company’s second fiscal quarter transition tax calculation is an approximate $2.1 million benefit recorded in the second fiscal quarter related to the reduced domestic rate to 28% on the first fiscal quarter 2018 earnings which were previously provided for at the 35% rate.  As the year to date provision reflects the impact of the reduced 28% rate for the nine-month results, this $2.1 million benefit was not removed from the non-GAAP results for the nine-month period ending March 31, 2018.  As a result, the Company’s non-GAAP Tax Reform Transition Tax adjustment for the nine months will differ from the three months period by the $2.1 million benefit made during the second quarter fiscal 2018 related to first fiscal quarter 2018 earnings.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, net tax benefits related to equity awards exercises and vesting, the tax effects of these non-GAAP adjustments, the SEC related matters and Tax Reform Transition Tax.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" above.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future price at which the Company’s stock will trade in those future periods. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks
We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•	SEC related matters

•	Stock-based compensation expense

•	Net Tax Benefits related to Equity Awards Exercises and Vesting

•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

•	Tax Reform Transition Tax

Usefulness of Non-GAAP Financial Information to Investors
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	March 31, 2018	June 30, 2017 (1)
Assets
Current assets:
Cash and cash equivalents	$690,806	$604,198
Accounts receivable, net	158,439	140,561
Inventories	92,772	142,048
Vendor Deposits	48,140	54,082
Prepaid income taxes	12,751	2,419
Prepaid expenses and other current assets	16,585	9,026
Total current assets	1,019,493	952,334
Property and equipment, net	14,791	12,916
Long-term deferred tax assets	2,833	5,133
Other long-term assets	3,703	2,328
Total assets	$1,040,820	$972,711
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,743	$49,008
Income taxes payable	128	1,707
Debt - short-term	24,425	14,743
Other current liabilities	56,180	33,030
Total current liabilities	152,476	98,488
Long-term taxes payable	131,895	28,023
Debt - long-term	466,453	241,821
Other long-term liabilities	4,087	2,615
Total liabilities	754,911	370,947
Stockholders’ equity:
Common stock	75	80
Additional paid–in capital	—	525
Retained earnings	285,834	601,159
Total stockholders’ equity	285,909	601,764
Total liabilities and stockholders’ equity	$1,040,820	$972,711
(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2017.

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,
	2018	2017
Service Provider Technology	$100,892	$104,724
Enterprise Technology	149,512	113,635
Total revenues	$250,404	$218,359

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,
	2018	2017
North America	$94,800	$78,573
South America	19,882	27,770
Europe, the Middle East and Africa ('EMEA")	113,738	87,780
Asia Pacific	21,984	24,236
Total revenues	$250,404	$218,359

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Nine Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$126,204	$196,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,069	5,138
Amortization of debt issuance costs	473	192
Write off unamortized debt issuance costs	489	—
Provision for inventory obsolescence	2,447	1,716
Provision/(Recovery) for loss on vendor deposits & purchase commitments	15,050	(1,145)
Stock-based compensation	2,423	2,093
Deferred Taxes	2,300	156
Other, net	148	855
Changes in operating assets and liabilities:
Accounts receivable	(17,902)	(43,081)
Inventories	46,462	(76,782)
Vendor deposits	(4,076)	(18,379)
Prepaid income taxes	(10,332)	(10,603)
Prepaid expenses and other assets	(6,850)	(3,829)
Accounts payable	23,012	1,975
Income taxes payable	102,293	3,424
Deferred revenues	1,531	3,050
Accrued liabilities and other current liabilities	(3,632)	4,287
Net cash provided by operating activities	285,109	65,895
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(7,318)	(5,704)
Net cash (used in) investing activities	(7,318)	(5,704)
Cash Flows from Financing Activities:
Proceeds from borrowing under the Second Amended & Restated Facility - Term	500,000	—
Proceeds from borrowing under the Amended Credit Facility- Revolver	218,500	30,000
Repayment against Amended Credit Facility- Revolver	(399,500)	—
Repayment against Amended Credit Facility- Term	(76,250)	(7,500)
Repayment against Second Amended & Restated Facility- Term	(6,250)	—
Debt Issuance Costs	(5,186)	—
Repurchases of common stock	(381,883)	(99,788)
Proceeds from exercise of stock options	1,118	1,396
Tax withholdings related to net share settlements of equity awards	(40,622)	—
Tax withholdings related to net share settlements of restricted stock units	(1,110)	(1,386)
Net cash (used in) financing activities	(191,183)	(77,278)
Net increase (decrease) in cash and cash equivalents	86,608	(17,087)
Cash and cash equivalents at beginning of period	604,198	551,031
Cash and cash equivalents at end of period	$690,806	$533,944
Non-Cash Investing Activities:
Unpaid stock repurchases	$21,984	$2,964
Unpaid property and equipment and other long-term assets	$180	$85